UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant’s telephone number, including area code: (972) 431-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2013, J. C. Penney Company, Inc. (the “Company”) announced that it and J. C. Penney Corporation, Inc., the Company’s wholly owned subsidiary (“JCP”), entered into a commitment letter, dated April 29, 2013 (the “Commitment Letter”), with Goldman Sachs Bank USA (“Goldman Sachs”) under which Goldman Sachs has committed, subject to the terms and conditions set forth in the Commitment Letter, to provide JCP with a five-year senior secured term loan facility in the aggregate principal amount of $1,750,000,000 (the “Loan Facility”). The Loan Facility will be guaranteed by the Company, J. C. Penney Purchasing Corporation (“Purchasing”) and certain other domestic subsidiaries of the Company. The commitment to fund the Loan Facility will expire on June 28, 2013.

All borrowings under the Loan Facility will accrue interest at a rate equal to, at JCP’s option, a base rate or an adjusted LIBOR rate plus a spread. The proceeds of the Loan Facility may be used to fund ongoing working capital requirements and other general corporate purposes and to amend, acquire or satisfy and discharge JCP’s outstanding 7⅛% Debentures Due 2023. The Loan Facility will be secured by (1) a first-priority security interest in real estate, subject to certain carve outs, as well as interests in substantially all other assets of the Company, JCP, Purchasing and the domestic subsidiary guarantors (including, without limitation, intellectual property, general intangibles, machinery, equipment, equity interests and intercompany debt), other than those assets secured by a first-priority security interest under the Amended and Restated Credit Agreement, dated as of February 8, 2013, among the Company, JCP, Purchasing, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and Wells Fargo Bank, National Association, as LC agent (the “ABL”) and (2) a second-priority security interest in those assets secured by a first-priority security interest under the ABL.  The commitment by Goldman Sachs to provide the Loan Facility is subject to, among other things, execution of a definitive loan agreement and other loan documentation and the satisfaction of other customary conditions precedent for financings of this type. Under the Commitment Letter, the Company undertakes to indemnify Goldman Sachs against certain liabilities and to reimburse Goldman Sachs for certain fees and expenses.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On April 29, 2013, the Company issued a press release announcing execution of the Commitment Letter.  A copy of this press release is furnished under this report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit 10.1	Commitment Letter, dated April 29, 2013, by and among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and Goldman Sachs Bank USA

Exhibit 99.1	J. C. Penney Company, Inc. Press Release dated April 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Kenneth Hannah
      Kenneth Hannah
Executive Vice President and
Chief Financial Officer

Date:  April 29, 2013

EXHIBIT INDEX

Exhibit Number                       Description

10.1	Commitment Letter, dated April 29, 2013, by and among J. C. Penney Corporation, Inc., J. C. Penney Company, Inc. and Goldman Sachs Bank USA

99.1	J. C. Penney Company, Inc. Press Release dated April 29, 2013